Exhibit 10.1

INVESTOR RIGHTS AGREEMENT

AGNICO EAGLE MINES LIMITED

and

PERPETUA RESOURCES CORP.

October 28, 2025

TABLE OF CONTENTS

Article 1
INTERPRETATION

1.1	Defined Terms	2
1.2	Rules of Construction	6
1.3	Entire Agreement	7
1.4	Time of Essence	7
1.5	Governing Law and Submission to Jurisdiction	7
1.6	Severability	7

Article 2
Participation Right

2.1	Notice of Issuances	8
2.2	Grant of Participation Right	8
2.3	Top-up Offering	9
2.4	Exercise Notice	10
2.5	Issuance of Offered Securities and Top-up Shares	11
2.6	Blackout Periods	11
2.7	Issuances Not Subject to Participation Right or Top-up Right	12

Article 3
Representations and Warranties

3.1	Representations and Warranties of the Company	12
3.2	Representations and Warranties of the Investor	13

Article 4
COVENANTS

4.1	Reporting Issuer Status and Listing of Common Shares	14
4.2	No Conflict With Shareholders’ Rights Plan	15
4.3	Subsidiary Security Issuances	15
4.4	Grant of Third Party Participation Rights	15

Article 5
MISCELLANEOUS

5.1	Termination	15
5.2	Determining Ownership Percentage	15
5.3	Right to Information	16
5.4	Project Advisory Committee	17
5.5	Technical Assistance	18
5.6	Notices	19
5.7	Amendments and Waivers	20
5.8	Assignment	20
5.9	Successors and Assigns	20
5.10	Expenses	21
5.11	Public Disclosure	21
5.12	Further Assurances	22
5.13	Right to Injunctive Relief	22
5.14	Counterparts	22

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INVESTOR RIGHTS AGREEMENT

THIS AGREEMENT is made as of the 28th, day of October, 2025,

BETWEEN:

agnico eagle mines limited,

a corporation existing under the Business Corporations Act (Ontario),

(hereinafter referred to as the “Investor”),

- and -

PERPETUA RESOURCES CORP.,

a corporation existing under the Business Corporations Act (British Columbia),

(hereinafter referred to as the “Company”).

WHEREAS the Company and the Investor entered into a subscription agreement dated October 27, 2025 (the “Subscription Agreement”), pursuant to which the Investor agreed to purchase, and the Company agreed to sell to the Investor: (i) 7,725,321 Common Shares (as defined herein); (ii) 953,743 common share purchase warrants entitling the holder thereof to acquire Common Shares at an exercise price of $ 31.46 on or before the first anniversary of the date of issuance (the “2026 Warrants”); (ii) 953,743 common share purchase warrants entitling the holder thereof to acquire Common Shares at an exercise price of $ 34.95 on or before the second anniversary of the date of issuance (the “2027 Warrants”); and (iii) 953,743 common share purchase warrants entitling the holder thereof to acquire Common Shares at an exercise price of $ 38.45 on or before the third anniversary of the date of issuance (the “2028 Warrants”, and together with the 2026 Warrants and the 2027 Warrants, the “Warrants”));

AND WHEREAS following the acquisition of the Common Shares and Warrants pursuant to the Subscription Agreement, the Investor will own 7,725,321 Common Shares and 2,861,229 Warrants, representing approximately 6.5 % of the issued and outstanding Common Shares on a non-diluted basis and 8.6 % of the issued and outstanding Common Shares on a partially-diluted basis (giving full effect to the exercise of the Warrants held by the Investor);

AND WHEREAS in consideration for the Investor’s agreement to complete the transactions contemplated in the Subscription Agreement, the Company has agreed to grant certain rights set out herein to the Investor, on the terms and subject to the conditions set out herein;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants and agreements of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), the parties agree as follows:

Article 1
INTERPRETATION

1.1	Defined Terms

For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“Act” means the Business Corporations Act (British Columbia);

“ATM Program” means an at-the-market or similar continuous offering mechanism through which the Company may, from time to time, issue and sell equity securities directly into the public markets at prevailing market prices, without a predetermined offering size or timing;

“Affiliate” means (a) for so long as the Company is subject to the reporting requirements of the Exchange Act as a domestic issuer, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such first Person (the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise); or (b) at any time during which (a) does not apply shall have the meaning ascribed to such term in the Act, as in effect on the date of this Agreement;

“Applicable Laws” means with respect to any person, any domestic, foreign, federal, provincial, state, county or municipal or local law, rule or regulation, including any statute, regulation, rule or subordinate legislation or treaty or common law and any rule, decree, policy or enactment of any Governmental Authority that is binding or applicable to such person;

“Board” means the board of directors of the Company;

“Bought Deal” means: (a) a fully underwritten offering pursuant to which an underwriter has committed to purchase securities of the Company pursuant to a “bought deal” letter prior to the filing of a preliminary prospectus or prospectus supplement, as the case may be; or (b) a distribution pursuant to an overnight marketed offering;

“Business Day” means any day, other than: (a) a Saturday, Sunday or statutory holiday in the Province of Ontario, in the State of New York or in the State of Idaho; or (b) a day on which banks are generally closed in the Province of Ontario, in the State of New York or in the State of Idaho;

“Common Shares” means the common shares in the capital of the Company issued and outstanding from time to time and includes any common shares that may be issued hereafter;

“Company” shall have the meaning set out in the preamble hereto;

“Company Technical Representative” shall have the meaning set out in Section 5.4(a);

“Confidentiality Agreement” means the confidentiality agreement dated November 30, 2023 between the Company and the Investor, as amended, varied or supplemented from time to time;

“Consents” means all consents, approvals, permits, licences, waivers of rights of first refusal or waivers of due on sale clauses or other waivers, as applicable, from any party to any contract or any Governmental Authority, in each case, necessary in connection with the execution of this Agreement or the performance of any terms hereof or any document delivered pursuant hereto or the completion of any of the transactions contemplated by this Agreement;

“Constating Documents” means, with respect to any person, its articles or certificate of incorporation, amendment, amalgamation or continuance, memorandum and articles of association, notice of articles, letters patent, supplementary letters patent, by-laws, or articles, partnership agreement, limited liability corporation or social agreement or other similar document, and all unanimous shareholder agreements, other shareholder agreements, voting trusts, pooling and/or syndicated agreements and similar contracts, arrangements and understandings applicable to the person’s securities, all as amended, supplemented, restated and replaced from time to time;

“Convertible Securities” means any security convertible, exchangeable or exercisable for or into, with or without consideration, Common Shares or other equity or voting securities of the Company, including any warrants, options or other rights issued by the Company and, for certainty, including any securities issued under any equity incentive compensation arrangements;

“Dilutive Issuance” shall have the meaning set out in Section 2.3(a)(i);

“EDGAR” refers to the Electronic Data Gathering, Analysis and Retrieval system operated by the U.S. Securities and Exchange Commission;

“Exchange” means the Nasdaq, Toronto Stock Exchange or such other stock exchange where the Common Shares are listed from time to time;

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

“Excluded Event” shall have the meaning set out in Section 2.7;

“Exercise Notice” shall have the meaning set out in Section 2.4(a);

“Governmental Authority” means any: (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, ministry, central bank, court, tribunal, arbitral body, bureau or agency, domestic or foreign; (b) subdivision, agent, commission, board, or authority of any of the foregoing; or (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, including any stock exchange or self-regulatory authority and, for certainty, the Securities Regulatory Authorities;

“Indemnified Party” shall have the meaning set out in Section 5.5(f);

“Investor” shall have the meaning set out in the preamble hereto;

“Investor Technical Representative” shall have the meaning set out in Section 5.4(a);

“Issuance” shall have the meaning set out in Section 2.1;

“JPMorgan” means JPMorgan Chase Funding Inc.;

“JPMorgan Investor Rights Agreement” means the investor rights agreement dated October 28, 2025 between JPMorgan and the Company;

“Losses” shall have the meaning set out in Section 5.5(f)

“Market Price” means: (a) if the Nasdaq is the stock exchange on which the greatest volume of Common Shares regularly trades, the lowest price that satisfies the definition of “Minimum Price” in Rule 5635(d) of the Nasdaq Stock Market LLC Rules; (b) if the stock exchange on which the greatest volume of Common Shares regularly trades is not the Nasdaq, the “market price” of the Common Shares as such term is defined in the TSX Company Manual;

“Nasdaq” means the Nasdaq stock market or any successor thereto;

“Notice Period” shall have the meaning set out in Section 2.4(a);

“Offered Securities” means any equity or voting securities of the Company or Convertible Securities;

“Offering” shall have the meaning set out in Section 2.1;

“Offering Notice” shall have the meaning set out in Section 2.1;

“Ownership Percentage” means, at any time, the Investor’s percentage ownership interest in the equity capital of the Company, which shall be calculated: (1) for so long as the Company is subject to the reporting requirements of the Exchange Act as a domestic issuer, in accordance with Rule 13d-3 under the Exchange Act; (2) at any time during which (1) does not apply, by dividing (y) the number of Common Shares held, directly or indirectly, by the Investor and its Affiliates, by (z) the total number of Common Shares issued and outstanding at such time; provided that in the case of both (y) and (z), the number of Common Shares used in the calculation will assume the exercise and/or conversion, by the Investor and its Affiliates only, of any Convertible Securities held by the Investor and its Affiliates at such time (regardless of the exercise or conversion price or whether any conditions precedent to such exercise or conversion have been satisfied); provided further that, in the case of both (1) and (2), the calculation shall be subject to any adjustments required pursuant to Section 5.2;

“Participation Right” shall have the meaning set out in Section 2.2;

“Paulson” means Paulson & Co. Inc.;

“Paulson Investor Rights Agreement” means the amended and restated investor rights agreement dated March 17, 2020 between Paulson, the Company and Idaho Gold Resources Company, LLC;

“person” means and includes any individual, company, limited partnership, general partnership, joint stock company, limited liability company, joint venture, association, company, trust, bank, trust company, pension fund, business trust or other organization, whether or not a legal entity and any Governmental Authority;

“Project Advisory Committee” shall have the meaning set out in Section 5.4(a);

“Registration Rights Agreement” means the registration rights agreement between the Company and the parties thereto, entered into as of the date hereof pursuant to the Subscription Agreement;

“Reporting Jurisdictions” means Alberta, British Columbia, Manitoba, New Brunswick, Newfoundland and Labrador, Nova Scotia, Ontario, Prince Edward Island and Saskatchewan;

“Representatives” means, in respect of any person, the directors, officers, employees consultants and professional advisors of such person;

“Securities Act” means the United States Securities Act of 1933, as amended;

“Securities Laws” means the applicable securities legislation of each of the provinces and territories of Canada, the applicable federal securities legislation of the United States, and all published regulations, policy statements, orders, rules, instruments, rulings and interpretation notes issued thereunder or in relation thereto, as the same may hereafter be amended from time to time or replaced;

“Securities Regulatory Authorities” means the securities regulatory authority of each of the Reporting Jurisdictions, the United States Securities and Exchange Commission and any Exchanges;

“Stibnite Foundation Agreement” means the profit sharing agreement between the Company and the Stibnite Foundation under which the Company is contractually liable for certain payments and obligated to issue 150,000 Common Shares to the Stibnite Foundation in connection with the Stibnite Gold Project;

“Subscription Agreement” shall have the meaning set in the recitals hereto;

“Technical Assistance” shall have the meaning set out in Section 5.5;

“Technical Representative” shall have the meaning set out in Section 5.4(a);

“Third Party Participation Right” shall have the meaning set out in Section 3.1(f);

“Top-up Notice” shall have the meaning set out in Section 2.3(b);

“Top-up Offering” shall have the meaning set out in Section 2.3(c);

“Top-up Right” shall have the meaning set out in Section 2.3(a)(i);

“Top-up Shares” shall have the meaning set out in Section 2.3(a)(i);

“Top-up Threshold” shall have the meaning set out in Section 2.3(a)(ii);

“Transaction Documents” shall have the meaning set out in Section 1.3;

“United States” means the United States of America;

“Upsize Notice” shall have the meaning set out in Section 2.4(b);

“Upsize Option” shall have the meaning set out in Section 2.4(b);

“Warrant Certificates” means the certificates representing the Warrants; and

“Warrants” shall have the meaning set out in the recitals hereto.

1.2	Rules of Construction

Except as may be otherwise specifically provided in this Agreement and unless the context otherwise requires, in this Agreement:

(a)	the terms “Agreement”, “this Agreement”, “the Agreement”, “hereto”, “hereof”, “herein”, “hereby”, “hereunder” and similar expressions refer to this Agreement in its entirety and not to any particular provision hereof;

(b)	references to an “Article” or “Section” followed by a number or letter refer to the specified Article or Section to this Agreement;

(c)	the division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement;

(d)	words importing the singular number only shall include the plural and vice versa and words importing the use of any gender shall include all genders;

(e)	the word “including” is deemed to mean “including without limitation”;

(f)	the terms “party” and “the parties” refer to a party or the parties to this Agreement;

(g)	any reference to this Agreement means this Agreement as amended, modified, replaced or supplemented from time to time;

(h)	any reference to a statute, regulation or rule shall be construed to be a reference thereto as the same may from time to time be amended, re-enacted or replaced, and any reference to a statute shall include any regulations or rules made thereunder;

(i)	all dollar amounts refer to U.S. dollars unless otherwise specified;

(j)	any time period within which a payment is to be made or any other action is to be taken hereunder shall be calculated excluding the day on which the period commences and including the day on which the period ends; and

(k)	whenever any action is required to be taken or period of time is to expire on a day other than a Business Day, such action shall be taken or period shall expire on the next following Business Day.

1.3	Entire Agreement

This Agreement, the Confidentiality Agreement, the Subscription Agreement, the Registration Rights Agreement and the Warrant Certificates (collectively, the “Transaction Documents”) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, negotiations and discussions, whether written or oral, between the parties. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as provided in the aforesaid agreements. In the event of any conflict or inconsistency between this Agreement and the Transaction Documents, the provisions contained in this Agreement shall prevail to the extent of such conflict or inconsistency.

1.4	Time of Essence

Time shall be of the essence of this Agreement.

1.5	Governing Law and Submission to Jurisdiction

(a)            This Agreement shall be interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of British Columbia and the federal laws of Canada applicable in that province.

(b)            Each of the parties irrevocably and unconditionally: (i) submits to the non-exclusive jurisdiction of the courts of the Province of British Columbia over any action or proceeding arising out of or relating to this Agreement; (ii) waives any objection that it might otherwise be entitled to assert to the jurisdiction of such courts; and (iii) agrees not to assert that such courts are not a convenient forum for the determination of any such action or proceeding.

1.6	Severability

If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Article 2
Participation Right

2.1	Notice of Issuances

If the Company proposes to issue (an “Issuance”) any Offered Securities pursuant to a public offering or a private placement for cash, other than any ATM Program (each, an “Offering”) at any time after the date of this Agreement, the Company shall, as soon as practicable after the public announcement of the Offering, but in any event not later than the earlier of: (a) the date on which the Company files a preliminary prospectus, registration statement or other offering document in connection with an Issuance that constitutes a public offering of Offered Securities; and (b) five Business Days prior to the expected completion date of the Issuance in connection with an Issuance that does not constitute a public offering of Offered Securities, in each case, give written notice of the Issuance to the Investor, which notice shall include full particulars of the Offering, including the number of Offered Securities, the rights, privileges, restrictions, terms and conditions of the Offered Securities, the price per Offered Security to be issued under the Offering, a detailed summary of the expected use of proceeds of the Offering and the expected closing date of the Offering (the “Offering Notice”). The Offering Notice shall also include copies of any investor presentation, prospectus, registration statement or offering memorandum or similar disclosure document, subscription agreement and other materials delivered by the Company (or by any agent or investment dealer acting on behalf of the Company) to potential purchasers under the Offering.

2.2	Grant of Participation Right

(a)            The Company agrees that the Investor (directly or through an Affiliate) has the right (the “Participation Right”) to subscribe for and to be issued as part of an Offering, subject to Section 2.2(b), at the subscription price per Offered Security pursuant to the Offering and otherwise on substantially similar terms and conditions (other than price) as set out in the Subscription Agreement as they relate to closing conditions, closing mechanics and scope of the representations and warranties of the Company set out therein:

(i)	in the case of an Offering of Common Shares, up to such number of Common Shares that will allow the Investor to maintain or acquire, as applicable, up to the greater of: (i) an Ownership Percentage that is the same as the Ownership Percentage that the Investor had immediately prior to completion of such Offering; and (ii) an Ownership Percentage equal to 9.99%, in each case after giving effect to the Offering; and

(ii)	in the case of an Offering of Offered Securities (other than Common Shares), up to such number of Offered Securities that will (after giving effect to such Offering and assuming, for all purposes of this Section 2.2(a)(ii), the conversion, exercise or exchange of all of the convertible, exercisable or exchangeable Offered Securities issued in connection with the Offering and issuable pursuant to this Section 2.2) allow the Investor to maintain or acquire, as applicable, up to the greater of: (i) an Ownership Percentage that is the same as the Ownership Percentage that the Investor had immediately prior to completion of such Offering; or (ii) an Ownership Percentage equal to 9.99%, in each case after giving effect to the Offering;

provided that, if the Investor is prohibited by Securities Laws or other Applicable Laws or the rules of any applicable stock exchange from participating on the foregoing terms and conditions, the Company shall use commercially reasonable efforts to enable the Investor to participate on terms and conditions that are as substantially similar as circumstances permit.

(b)            Notwithstanding the Investor’s right to participate in an Offering at the subscription price per Offered Security as set out in Section 2.2(a), if the Offering involves the issuance of Offered Securities exclusively to a Governmental Authority of the United States of America, then if the price per Common Share (or the lowest as-converted price per Common Share that may result from a Convertible Security) under such Offering is: (i) at least 80% of the Market Price on the date on which the Offering Notice is delivered, then the Investor shall be entitled to participate in such Offering at the subscription price per Offered Security under the Offering; and (ii) less than 80% of the Market Price on the date on which the Offering Notice is delivered, then the Investor shall be entitled to participate in such Offering at a subscription price per Offered Security equal to 80% of the Market Price on the date on which the Offering Notice is delivered (or at a price per Offered Security that results in an as-converted price per Common Share equivalent thereto).

(c)            Notwithstanding Section 2.2(a), if the Investor is permitted to participate in an Offering that is qualified by a registration statement or prospectus under applicable Securities Laws, the Investor shall only be entitled to participate in such Offering on the terms of such Offering and not on substantially similar terms and conditions as those set out in the Subscription Agreement.

2.3	Top-up Offering

(a)            Without limiting Section 2.2, the Company agrees that, subject to the terms of this Section 2.3:

(i)	in connection with the issuance of Common Shares on the conversion, exercise or exchange of Convertible Securities or pursuant to any other contract, agreement or understanding that provides for the issuance of Common Shares (e.g., as consideration for acquisitions or the payment of professional fees, pursuant to an ATM Program, etc.), other than an Issuance of Offered Securities in connection with an Offering pursuant to which the Investor is able to participate (a “Dilutive Issuance”), the Investor (directly or through an Affiliate) shall have the right (the “Top-up Right”) to subscribe for and be issued up to such number of Common Shares that will allow the Investor to maintain or acquire, as applicable, up to the greater of: (A) an Ownership Percentage that is the same as the Ownership Percentage that the Investor would have had but for the Dilutive Issuance referenced in the Top-up Notice; and (B) an Ownership Percentage equal to 9.99%, in each case after giving effect to such Dilutive Issuance (the “Top-up Shares”); and

(ii)	the Top-up Right shall be exercisable from time to time following Dilutive Issuances that result in the reduction of the Investor’s Ownership Percentage by at least 1.0%, in the aggregate (the “Top-up Threshold”), which shall be calculated by aggregating all Dilutive Issuances that occurred in each case from the later of (A) the date of this Agreement and (B) the date of the last Top-up Notice.

(b)            Subject to Section 2.3(d), within 10 Business Days of the filing by the Company of its quarterly report with respect to the end of each fiscal quarter during which one or more Dilutive Issuances occurred resulting in the Top-up Threshold being achieved, the Company shall deliver a written notice (a “Top-up Notice”) to the Investor containing the number of Common Shares issued pursuant to any the Dilutive Issuances and the total number of issued and outstanding Common Shares following such Dilutive Issuances, in each case from the later of: (i) the date of this Agreement; and (ii) the date of the last Top-up Notice.

(c)            If the Investor delivers an Exercise Notice in accordance with Section 2.4, the Company shall, subject to Section 2.5 and in accordance with the provisions of this Article 2, promptly and in any event within 30 days of the date on which the relevant Top-up Notice was delivered, complete an offering to the Investor of the number of Top-up Shares the Investor wishes to subscribe for pursuant to the Top-up Right, as specified in the Exercise Notice, at an offering price per Top-up Share equal to the Market Price of the Common Shares on the date on which the Investor delivers such Exercise Notice in respect of the Top-up Right (each, a “Top-up Offering”) and otherwise on substantially the terms and conditions satisfactory to the Investor, acting reasonably. Each Top-up Offering shall be an offering of Common Shares and shall be subject to applicable Securities Laws, including any required approvals or restrictions on transfer set forth therein.

(d)            Notwithstanding Section 2.3(a), 2.3(b) or 2.3(c), if a Top-up Threshold is achieved in, or is determined by the Company, acting reasonably, to be likely to occur, prior to the end of a fiscal quarter prior to setting the record date for any meeting of shareholders, the Company shall deliver a Top-up Notice to the Investor and, if the Investor delivers an Exercise Notice in accordance with Section 2.4 in response to a Top-up Notice delivered pursuant to this Section 2.3(d), the Company shall, subject to Section 2.5 and in accordance with the provisions of this Article 2, promptly, and in any event prior to declaring the record date for such shareholder meeting, complete a Top-up Offering to the Investor.

2.4	Exercise Notice

(a)            If the Investor wishes to exercise the Participation Right or the Top-up Right, the Investor shall give written notice to the Company (the “Exercise Notice”) of its intention to exercise such right and of the number of Offered Securities or Top-up Shares the Investor wishes to subscribe for and purchase pursuant to the Participation Right or the Top-up Right, as applicable. The Investor shall deliver an Exercise Notice to subscribe to the Offering or issuance of Top-up Shares, within five Business Days after the date of receipt of an Offering Notice or within 30 days of receipt of a Top-up Notice, as applicable, or in the case of a public offering, within three Business Days of receipt of an Offering Notice, or in the case of a public offering that is a Bought Deal, within two Business Days of receipt of an Offering Notice (the “Notice Period”), failing which the Investor will not be entitled to exercise the Participation Right or the Top-up Right in respect of such Offering, Issuance or issuance of Top-up Shares.

(b)            If the Company at any time proposes to increase the number of any Offered Securities to be issued in an Offering in which the Investor has elected to exercise its Participation Right, it shall, by notice in writing delivered to the Investor (the “Upsize Notice”), give the Investor the option to subscribe for additional Offered Securities up to the same pro rata share in the additional Offered Securities as the Investor’s participation in the underlying Offering (the “Upsize Option”). The Investor shall be entitled to exercise the Upsize Option by delivering a new Exercise Notice to the Company. If no new Exercise Notice is delivered by the Investor to the Company within one Business Day of receipt by the Investor of the Upsize Notice, the Exercise Notice of the Investor delivered in respect of the original Offering Notice shall continue in full force and effect.

2.5	Issuance of Offered Securities and Top-up Shares

(a)            If the Company receives an Exercise Notice from the Investor within the Notice Period or the period set out in Section 2.4(b), then the Company shall, subject to:

(i)	the receipt and continued effectiveness of all required approvals (including the approval(s) of the Exchange and any required approvals under Securities Laws), which approvals the Company shall use all commercially reasonable efforts to promptly obtain (including by applying for any necessary price protection confirmations, seeking shareholder approval (if required) in the manner described below, and using its commercially reasonable efforts to cause management and each member of the Board to vote their Common Shares and any shares of the Company entitled to vote in the matter and all votes received by proxy in favour of the issuance of the Offered Securities or the Top-up Shares, as applicable, to the Investor); and

(ii)	the completion of the relevant Offering, if applicable,

issue to the Investor or its nominee, against payment of the subscription price payable in respect thereof, that number of Offered Securities or Top-up Shares, as applicable, set out in the Exercise Notice.

(b)            The Company and Investor shall use commercially reasonable efforts to structure any issuance of Offered Securities or Top-up Shares to the Investor within available exemptions from the shareholder approval requirements under the Exchange or otherwise under Applicable Laws. If the Company is required by an Exchange or otherwise under Applicable Laws to seek shareholder approval for the issuance of the Offered Securities or the Top-up Shares, as applicable, to the Investor or its nominee in connection with an Offering, then the Company shall, in its sole discretion, either: (i) terminate the Offering in its entirety (and for certainty, not just the issuance of Offered Securities to the Investor); or (ii) (A) call and hold a meeting of its shareholders to consider the issuance of the Offered Securities or the Top-up Shares, as applicable, to the Investor as soon as reasonably practicable, and in any event such meeting shall be held within 75 days after the date that the Company is first advised by the Exchange or other applicable Governmental Authority that it will require shareholder approval; and (B) in connection with such meeting, recommend approval of the issuance of the Offered Securities or the Top-up Shares, as applicable, to the Investor and solicit proxies in support thereof.

2.6	Blackout Periods

In relation to any exercise periods for the Investor to elect to exercise the Top-up Right to acquire the Top-up Shares, to the extent that the Investor is restricted from trading in securities of the Company under Securities Laws or other Applicable Laws, the relevant exercise period shall be extended until the fifth Business Day following the termination of such restriction.

2.7	Issuances Not Subject to Participation Right or Top-up Right

Notwithstanding anything to the contrary contained herein, Sections 2.1 to 2.5 will not apply to any Issuances in the following circumstances (each such Issuance pursuant to paragraphs (a) through (e) of this Section 2.7 being referred to as an “Excluded Event”):

(a)	a rights offering that is made to (and the rights thereunder are exercisable by) all shareholders of the Company including the Investor;

(b)	any share split, share dividend or capital reorganization of the Company or any subsidiary; provided that the beneficial shareholders of the Company or such subsidiary, as applicable, and the percentage ownership interest of each beneficial shareholder of the Company or such subsidiary, as applicable, do not change as a result thereof;

(c)	an Offering of Offered Securities made only to the Investor or any of its Affiliates;

(d)	Issuances completed following the date of this Agreement: (i) under any security-based compensation plan or other incentive compensation plan of the Company that complies with the requirements of the Exchange; or (ii) under any employment agreement with a director, officer or employee of the Company or an Affiliate thereof in connection with the services of such director, officer or employee of the Company or Affiliate thereof; and

(e)	Issuances upon the conversion, exchange or exercise of any Convertible Securities issued following the date of this Agreement in compliance with Sections 2.2 or 2.3, as applicable.

Article 3
Representations and Warranties

3.1	Representations and Warranties of the Company

The Company represents and warrants to the Investor as follows and acknowledges and agrees that the Investor is relying on such representations and warranties to enter into this Agreement:

(a)	the Company is duly incorporated and organized, and is validly subsisting, under the laws of the Province of British Columbia and is up-to-date in the filing of all corporate and similar returns under the laws of that jurisdiction;

(b)	the Company has all necessary corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

(c)	all necessary corporate action has been taken by the Company to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

(d)	this Agreement has been duly executed and delivered by the Company and (assuming due execution and delivery by the Investor) constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as that enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

(e)	the execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder will not (whether after the passage of time or notice or both) conflict with, result in a violation or breach of, constitute a default or require any Consent (other than such as has already been obtained) to be obtained under, or give rise to any termination rights or payment obligation under, any provision of:

(i)	to the knowledge of the Company, (A) any judgment, decree, order or award of any Governmental Authority having jurisdiction over it, or (B) any Applicable Law;

(ii)	any provision of its Constating Documents or resolutions of the Board (or any committee thereof) or shareholders; or

(iii)	any license or registration or any agreement, contract or commitment, written or oral which the Company is a party or subject to or bound by; and

(f)	as at the date of this Agreement, other than pursuant to the Paulson Investor Rights Agreement, the JPMorgan Investor Rights Agreement and the Stibnite Foundation Agreement, the Company has not granted to any Person any participation right or other right to purchase any of the Common Shares or Convertible Securities of the Company, other than in connection with Issuances that would be covered by an Excluded Event (a “Third Party Participation Right”).

3.2	Representations and Warranties of the Investor

The Investor represents and warrants to the Company as follows and acknowledges and agrees that the Company is relying on such representations and warranties to enter into this Agreement:

(a)	the Investor is duly incorporated and organized, and is validly subsisting, under the laws of the Province of Ontario and is up-to-date in the filing of all corporate and similar returns under the laws of that jurisdiction;

(b)	the Investor has all necessary corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

(c)	all necessary corporate action has been taken by the Investor to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

(d)	the Investor is an “accredited investor” as that term is defined in Rule 501(a) under the Securities Act;

(e)	this Agreement has been duly executed and delivered by the Investor and (assuming due execution and delivery by the Company) constitutes a legal, valid and binding obligation of the Investor, enforceable against it in accordance with its terms, except as that enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction; and

(f)	the execution and delivery of this Agreement by the Investor and the performance by the Investor of its obligations hereunder will not (whether after the passage of time or notice or both) conflict with, result in a violation or breach of, constitute a default or require any Consents (other than such as has already been obtained) to be obtained under, or give rise to any termination rights or payment obligation under, any provision of:

(i)	to the knowledge of the Investor, (A) any judgment, decree, order or award of any Governmental Authority having jurisdiction over it, or (B) any Applicable Law;

(ii)	any provision of its Constating Documents or resolutions of its board of directors (or any committee thereof) or shareholders; or

(iii)	any material license or registration or any material agreement, contract or commitment, written or oral which the Investor is a party or subject to or bound by.

Article 4
COVENANTS

4.1	Reporting Issuer Status and Listing of Common Shares

The Company shall, during the term of this Agreement, use commercially reasonable efforts to:

(a)	maintain the Company’s status as a “reporting issuer” not in default under the Securities Laws in each of the Reporting Jurisdictions and in the United States; and

(b)	maintain the listing of the Common Shares on the Nasdaq, the Toronto Stock Exchange, the New York Stock Exchange, the Texas Stock Exchange or another stock exchange in North America,

provided that these covenants shall not restrict or prevent the Company from engaging in or completing any transaction which would result in the Company ceasing to be a “reporting issuer” or the Common Shares ceasing to be listed on any of the foregoing exchanges so long as the holders of Common Shares receive cash or securities of an entity which is listed on any of the foregoing exchanges or the holders of the Common Shares have approved the transaction.

4.2	No Conflict With Shareholders’ Rights Plan

The Company covenants and agrees with the Investor that any shareholder rights plan, policy or similar instrument adopted by the Company shall not restrict, limit, prohibit or conflict with the exercise by the Investor of its Participation Right or its Top-up Right.

4.3	Subsidiary Security Issuances

The Company shall not, without the prior written consent of the Investor, not to be unreasonably withheld, agree to, undertake or cause, or permit to occur, any offering, sale, transfer or issuance of any securities of any subsidiary to any person other than the Company or an Affiliate of the Company. The Company shall cause its Affiliates to conduct their business and affairs in a manner consistent with, and so as to give full effect to, all of the terms and conditions of this Agreement.

4.4	Grant of Third Party Participation Rights

(a)            If the Company grants to any person a Third Party Participation Right, or amends the terms of an existing Third Party Participation Right, it shall promptly, but no later than five Business Days after granting or amending such Third Party Participation Right, provide notice of such grant or amendment to the Investor, which notice shall include a copy of the contract or agreement (including any amendments thereto) pursuant to which the person is entitled to such Third Party Participation Right.

(b)            If the grant or amendment referred to in Section 4.4(a) results in a Third Party Participation Right that is more favourable to such person than the terms of the Participation Right or the Top-up Right under Article 2 are to the Investor, the Company shall amend, at the Investor’s election, the terms of this Agreement to ensure that the Investor’s rights under this Agreement are substantially equivalent to such Third Party Participation Right.

Article 5
MISCELLANEOUS

5.1	Termination

This Agreement, other than the rights and obligations of the parties under Sections 5.5(f) and 5.11, shall terminate and the rights and obligations of the parties hereunder shall cease immediately at such time as the Investor’s Ownership Percentage is less than 1.5%.

5.2	Determining Ownership Percentage

For the purposes of Section 5.1, in determining whether the Investor’s Ownership Percentage is less than 1.5%:

(a)	any increase in the outstanding Common Shares of the Company arising from an Excluded Event, which, by increasing the number of Common Shares outstanding, reduces the percentage of outstanding Common Shares owned, directly or indirectly, by the Investor, shall be disregarded, and the Investor shall be deemed to own the percentage of Common Shares it would have held at such time if all such Excluded Events had not occurred; and

(b)	any Common Shares issued as a result of a Dilutive Issuance shall be disregarded and the Investor shall be deemed to own the percentage of Common Shares it would have held at such time if such Dilutive Issuance had not occurred, unless and until the Company has delivered to the Investor a Top-up Notice in respect of such Dilutive Issuance and the Investor fails to exercise the Top-up Right within the applicable Notice Period, in which case, the Common Shares issued in connection with such Dilutive Issuance shall be counted.

5.3	Right to Information

(a)            Subject to the Company’s obligations and restrictions under Securities Laws, during the term of this Agreement, at the reasonable request of the Investor, the Company shall provide the Investor with:

(i)	reasonable access to the Company’s scientific and technical data, work plans and programs, permitting information and results of operations in respect of its properties;

(ii)	written reports on the status of the Company’s project development and exploration work in respect of its properties that are prepared for each quarterly meeting of the technical committee of the Board (or if the technical committee of the Board is no longer in effect, such reports prepared for a successor to such committee or the Board) and reasonable access to such other written reports (including technical reports) that are prepared from time to time, and the Company may aggregate or batch high frequency reports, with such aggregated reports to be delivered no less frequently than monthly; provided, however, that the Company shall be entitled to exclude any competitively sensitive or non-technical information included in such reports; and the Investor shall have the right to discuss such reports with management of the Company and the Company shall use commercially reasonable efforts to respond to reasonable questions and inquiries from the Investor with respect to the report and the contents thereof; and

(iii)	reasonable access to the Company’s team and its properties for the purpose of conducting site visits at dates and times to be agreed upon by the parties.

(b)            The Investor agrees to treat all information provided to it pursuant to Section 5.3(a) (whether disclosed in writing, orally, visually, electronically or by any other means) as “Confidential Information” in accordance with the Confidentiality Agreement. The Investor acknowledges that information provided to it pursuant to Section 5.3(a) may include material non-public information, as understood pursuant to Securities Laws, relating to the Company, its Subsidiaries or their respective businesses.

5.4	Project Advisory Committee

(a)            In order to facilitate communication between the Company and the Investor with respect to technical, operating, exploration, sustainability and external relations matters, the Company shall, at the Investor’s request, form an advisory committee (the “Project Advisory Committee”). The Project Advisory Committee shall be composed of four individuals, with two members being appointed by each of the Company and the Investor, and its mandate shall be to provide recommendations and advice to the Company’s senior management. Each member of the Project Advisory Committee shall be referred to as a “Technical Representative”. The Technical Representatives appointed by the Investor shall be referred to as the “Investor Technical Representatives” and the Technical Representatives appointed by the Company shall be referred to as the “Company Technical Representatives”. The Investor may appoint or remove an Investor Technical Representative by written notice to the Company Technical Representatives and the Company may appoint or remove a Company Technical Representative by written notice to the Investor Technical Representatives. Each of the Technical Representatives may be represented by an alternate designated by such Technical Representative at any meeting of the Project Advisory Committee; provided, however, that the designating Technical Representative shall ensure that any such alternate is subject to the Confidentiality Agreement and the related provisions hereunder if such alternate is not a director, officer or employee of the Investor or any of its Affiliates. Any alternate so acting shall be deemed to be a Technical Representative. The Company and the Investor shall also be entitled to designate from time to time, subject to the consent of the other party, one or more observers to attend meetings of the Project Advisory Committee. If the Company or the Investor wishes to designate any such observers it shall: (i) provide the other party with reasonable prior written notice of the names and positions held by such observers in advance of any meeting to be attended by such observers; and (ii) ensure that any such observer is subject to the Confidentiality Agreement and the related provisions hereunder if such observer is not a director, officer or employee of the Investor or any of its Affiliates; and (iii) be solely responsible for distributing to such observers any materials provided to the Technical Representatives. The role of the Project Advisory Committee shall be advisory to the management of the Company. The Project Advisory Committee will have no authority over the conduct of the operations of the Company. The recommendations and advice of the Project Advisory Committee are subject in all instances to the determinations of management of the Company. The Technical Representatives shall not receive any compensation for service on the Project Advisory Committee.

(b)            Unless otherwise agreed upon by the Technical Representatives, the Project Advisory Committee shall hold regular meetings at least quarterly and otherwise on 15 days’ notice delivered to the Technical Representatives by either party, and such meetings shall be held in person at the offices of the Company or at other mutually agreed places. At each meeting of the Project Advisory Committee, the Company shall report to the Technical Representatives on all matters relevant to the Company’s exploration and operations, in such form and with such detail as is reasonably requested by the Project Advisory Committee; provided, however, that the Company shall be entitled to exclude any competitively sensitive or non-technical information from such information and reports. Notwithstanding anything to the contrary, the Investor Technical Representatives shall have no obligation to attend any Project Advisory Committee meeting. In lieu of meetings in person, the Project Advisory Committee may conduct meetings by telephone or video conference or by other means of electronic communication by which all persons participating in the meeting are able to hear the entire meeting and be heard by all other persons attending the meeting, in each case as the Project Advisory Committee determines.

(c)            The Company shall provide each Technical Representative, or if there is no Project Advisory Committee, a representative appointed by the Investor by written notice to the Company with reasonable access to technical, resource, mineral, exploration, sustainability, life of mine or operations information related to the Company’s mineral projects, and for certainty, the Company shall be entitled to exclude any competitively sensitive or non-technical information from such information and reports.

5.5	Technical Assistance

The parties acknowledge that the Investor or its Affiliates may provide, in the performance of activities under Section 5.4 or as requested by the Company from time to time, technical assistance, advice, information or services (collectively, the “Technical Assistance”) to the Company relating to one or more of the Company’s mineral projects. For certainty, the Company shall at all times retain the right, in its sole discretion, to engage, appoint, or hire any technical consultants, advisors, contractors or personnel it chooses in connection with its mineral projects or otherwise, and nothing in this Section 5.5 or otherwise in this Agreement shall be construed to restrict or limit the Company’s ability to do so. Subject to any written agreement between the parties to the contrary, in connection with the provision of any such Technical Assistance by the Investor or its Affiliates, the Company hereby acknowledges and agrees as follows:

(a)	the Investor and its Affiliates are under no obligation to provide any Technical Assistance to the Company and may cease providing Technical Assistance at any time or from time to time;

(b)	neither the Investor nor its Affiliates will receive any remuneration in consideration for the provision of any Technical Assistance to the Company;

(c)	the Company shall not, in any communication or agreement with another person or in any public statement or publicly filed or disseminated document of the Company: (i) describe or refer to any Technical Assistance requested from or provided by the Investor Technical Representative, the Investor or its Affiliates or their respective directors, officers, employees or other personnel; or (ii) refer to the Investor Technical Representative, the Investor or any of its Affiliates by name, in each case without the prior written consent of the Investor;

(d)	the Investor and its Affiliates expressly disclaim and make no representation or warranty, express or implied, as to the accuracy, completeness, usefulness or reliability of any Technical Assistance, and the Company will use the Technical Assistance at the Company’s own risk;

(e)	in no event shall the Investor, any of its Affiliates or any of their respective directors, officers, employees or agents be liable for any indirect, special, consequential, incidental or punitive damages of any sort, loss of profits, failure to realize expected savings, loss of revenues or loss of use of any properties or capital, whether or not any such damages or claims were foreseeable, relating to, in connection with or arising out of the provision by the Investor Technical Representative, the Investor or any of its Affiliates of Technical Assistance to the Company; and

(f)	the Company shall indemnify and hold harmless the Investor and each of its Affiliates, and their respective directors, officers, employees and agents (each, an “Indemnified Party”), to the full extent lawful, from and against any and all expenses, losses, claims (including shareholder actions, derivative or otherwise), actions, suits, proceedings, damages and liabilities, joint or several, including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims and the reasonable fees and expenses of their counsel that may be incurred in advising with respect to and/or defending any action, suit, proceeding, investigation or claim that may be made or threatened against any Indemnified Party or in enforcing this indemnity or to which any Indemnified Party may become subject or otherwise involved in any capacity under any statute or common law or otherwise (collectively, “Losses”) insofar as such Losses relate to, are caused by, result from, arise out of or are based upon, directly or indirectly, the provision of Technical Assistance by the Investor or its Affiliates; provided, however, that the Company shall not be liable to an Indemnified Party to the extent that any such Losses result from such Indemnified Party’s fraud, criminal activity or gross negligence.

5.6	Notices

(a)            Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by e-mail or similar means of recorded electronic communication or sent by registered mail, charges prepaid, addressed as follows:

(i)	in the case of the Investor:

Agnico Eagle Mines Limited
145 King Street East, Suite 400
Toronto, ON M5C 2Y7

Attention:	Peter Netupsky
E-mail:	[***] with a copy to
[***]

with a copy (which shall not constitute notice) to:

Davies Ward Phillips & Vineberg LLP

155 Wellington Street West

Toronto, ON M5V 3J7

Attention:	Patricia Olasker and Marc Pontone
E-mail:	[***] and [***]

in the case of the Company:

Perpetua Resources Corp.

405 S. 8th Street, Ste 201

Boise, ID 83702

Attention:	Mark Murchison
E-mail:	[***]

with a copy to:

Hunton Andrews Kurth LLP
1445 Ross Avenue, Suite 3700
Dallas, TX 75202

Attention:	Joanna Enns
E-mail:	[***]

(b)            Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted (or, if such day is not a Business Day or if delivery or transmission is made on a Business Day after 5:00 p.m. (Toronto time) at the place of receipt, then on the next following Business Day) or, if mailed, on the third Business Day following the date of mailing; provided, however, that if at the time of mailing or within three Business Days thereafter there is or occurs a labour dispute or other event which might reasonably be expected to disrupt the delivery of documents by mail, any notice or other communication hereunder shall be delivered or transmitted by means of recorded electronic communication as aforesaid.

(c)            Either party may at any time change its address for service from time to time by giving notice to the other party in accordance with this Section 5.6.

5.7	Amendments and Waivers

No amendment or waiver of any provision of this Agreement shall be binding on either party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

5.8	Assignment

No party may assign any of its rights or benefits under this Agreement, or delegate any of its duties or obligations, except with the prior written consent of the other party. Notwithstanding the foregoing, the Investor may assign and transfer all of its rights, benefits, duties and obligations under this Agreement in their entirety, without the consent of the Company, to an Affiliate of the Investor; provided that the Investor unconditionally and irrevocably guarantees the obligations of any such assignee under this Agreement, and any such assignee shall, prior to any such transfer, agree to be bound by all of the covenants of the Investor contained herein and comply with the provisions of this Agreement, and shall deliver to the Company a duly executed undertaking to such effect in form and substance satisfactory to the Company, acting reasonably.

5.9	Successors and Assigns

This Agreement shall enure to the benefit of and shall be binding on and enforceable by and against the parties and their respective successors or heirs, executors, administrators and other legal personal representatives, and permitted assigns.

5.10	Expenses

Except as otherwise expressly provided in this Agreement, each party will pay for its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated herein, including the fees and expenses of legal counsel, financial advisors, accountants, consultants and other professional advisors.

5.11	Public Disclosure

(a)            Subject to Sections 5.11(b) and 5.11(c), the Company, its Affiliates and each of their respective Representatives shall not, and the Company shall cause its Affiliates and each of their respective Representatives to not make any public disclosure or statement with respect to the Investor (which shall include the name of, logo of, or any other reference in any way to, the Investor or any of its Affiliates), without the prior written consent of the Investor. For certainty, “public disclosure” shall include press releases, corporate presentations, conference materials, social media postings or other content produced by or on behalf of the Company or any of its Affiliates that is widely distributed or made available on any website, social media or other platform maintained or controlled by or on behalf of the Company or any of its Affiliates.

(b)            The Investor hereby consents to the Company filing a copy of this Agreement on EDGAR and SEDAR+. The Company shall provide the Investor with a reasonable opportunity to review and propose redactions to this Agreement prior to any public filing, and the Company shall accept any redactions proposed by the Investor, to the extent permitted by Applicable Law; provided that if the Investor does not respond to a request for redactions within two Business Days, the Company shall be entitled to make such disclosure without the input of the Investor. Once this Agreement has been filed pursuant to Applicable Law, the Company shall be permitted to disclose factual descriptions of the terms of this Agreement in its continuous disclosure documents, if and only to the extent required by Applicable Securities Laws, without seeking consent for each such disclosure.

(c)            If the Company determines that it is required, in accordance with Applicable Law, to publicly disclose information regarding this Agreement, the Investor and/or the transactions contemplated hereby (other than in accordance with Section 5.11(b)), it shall provide the Investor with a reasonable opportunity to review and comment on the content of any such public disclosure. The Company shall incorporate the Investor’s comments into the public disclosure to the extent the Investor’s comments are permitted by Applicable Law. If the Investor does not respond to a request for comment within two Business Days, the Company shall be entitled to issue the public disclosure without the input of the Investor. The Company shall be permitted to disclose, in any continuous disclosure document required to be filed by the Company in accordance with Applicable Securities Laws, any disclosure that was previously approved by the Investor for disclosure in such document in accordance with this Agreement.

(d)            The Company shall be liable to the Investor for any breach by the Company, its Affiliates or any of their respective Representatives of the obligations and limitations created by, or arising under, this Section 5.11.

5.12	Further Assurances

Each of the parties shall, from time to time hereafter and upon any reasonable request of the other, promptly do, execute, deliver or cause to be done, executed and delivered all further acts, documents and things as may be required or necessary for the purposes of giving effect to this Agreement.

5.13	Right to Injunctive Relief

The parties agree that any breach of the terms of this Agreement by either party would result in immediate and irreparable injury and damage to the other party which could not be adequately compensated by damages. The parties therefore also agree that in the event of any such breach or any anticipated or threatened breach by the defaulting party, the other party shall be entitled to equitable relief, including by way of temporary or permanent injunction or specific performance, without having to prove damages, in addition to any other remedies (including damages) to which such other party may be entitled at law or in equity.

5.14	Counterparts

This Agreement and all documents contemplated by or delivered under or in connection with this Agreement may be executed and delivered in any number of counterparts (including in electronic form and/or with electronic signatures), with the same effect as if each party had signed and delivered the same document, and all counterparts shall be construed together to be an original and will constitute one and the same agreement.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF this Agreement has been executed by the parties on the date first written above.

AGNICO EAGLE MINES LIMITED

by	/s/ Chris Vollmerhausen
	Name:	Chris Vollmerhausen
	Title:	Executive Vice President, Legal, General Counsel & Corporate Secretary

PERPETUA RESOURCES CORP.

by	/s/ Jonathan Cherry
	Name:	Jonathan Cherry
	Title:	Chief Executive Officer

Signature Page – Investor Rights Agreement